                                                                 Exhibit 10.3.34

                                                                      Schedule A
                                                                         Item 29

                                  IID - EDISON

                         TRANSMISSION SERVICE AGREEMENT

                            FOR ALTERNATIVE RESOURCES

                                     BETWEEN

                          IMPERIAL IRRIGATION DISTRICT

                                       AND

                       SOUTHERN CALIFORNIA EDISON COMPANY

                                TABLE OF CONTENTS

Section                             Title                                 Page

1        PARTIES                                                             1

2        RECITALS                                                            1

3        AGREEMENT                                                           2

4        DEFINITIONS                                                         2

5        TERM                                                                5

6        TRANSMISSION SERVICE                                                6

7        TRANSMISSION LOSSES                                                10

8        CHARGES                                                            11

9        BILLING AND PAYMENT                                                13

10       LIABILITY                                                          15

11       AUDITING                                                           18

12       AUTHORIZED REPRESENTATIVES                                         18

13       NO DEDICATION OF FACILITIES                                        19

l's      HON-WAIVER                                                         19

15       NO THIRD PARTY RIGHTS                                              19

16       UNCONTROLLABLE FORCES                                              19

17       ASSIGNMENTS                                                        21

18       GOVERNING LAW                                                      21

19       NOTICES                                                            21

20       SIGNATURE CLAUSE                                                   23

                                TABLE OF CONTENTS

                                                                          Page

EXHIBIT I  -               DEVELOPMENTS AND METHODOLOGIES FOR
                           TRANSMISSION AND SUBTRANSMISSION SERVICE
                           CHARGES AND SCHEDULING FEE (EI-1-EI-14)

EXHIBIT II  -              TRANSMISSION SERVICE FOR                      EI-15
                           THE BRAWLEY GEOTHERMAL POWER
                           PLANT UNIT NO. 1

EXHIBIT III  -             TRANSMISSION SERVICE FOR THE                   EI-16
                           SALTON SEA GEOTHERMAL POWER
                           PLANT UNIT NO. 1

EXHIBIT IV  -              TRANSMISSION SERVICE FOR THE                   EI-17
                           MAGMA EAST MESA GEOTHERMAL POWER
                           PLANT UNIT NO. I

EXHIBIT V  -               TRANSMISSION SERVICE FOR THE                   EI-18
                           HEBER GEOTHERMAL POWER
                           PLANT UNIT NO. 1

EXHIBIT VI  -              TRANSMISSION SERVICE FOR                       EI-19
                           THE VULCAN POWER GEOTHERMAL
                           POWER PLANT UNIT NO. 1

EXHIBIT VII  -             TRANSMISSION SERVICE FOR THE                   EI-20
                           WESTERN POWER GROUP BIOMASS POWER
                           PLANT UNIT NO. 1

EXHIBIT VIII-              TRANSMISSION SERVICE FOR                       EI-21
                           THE ORMESA GEOTHERMAL POWER
                           PLANT UNIT NO. 1

                                  IID - EDISON

                         TRANSMISSION SERVICE AGREEMENT

                            FOR ALTERNATIVE RESOURCES

         1. PARTIES: The Parties to this Agreement are Imperial Irrigation
District, organized under the Water Code of the State of California ("IID"), and
Southern California Edison Company, a California corporation ("Edison"), hereinafter sometimes referred to individually as "Party," and collectively as
"Parties".

         2.  RECITALS:  This Agreement is made with reference to the following facts, among others:

         2.1 Edison plans to develop its own alternative resource facilities and/or purchase the electrical output from Third Party alternative resource facilities located in IID's service area.

         2.2 Edison and the Third Parties require transmission service from IID to deliver the output from such alternative resource facilities to Edison's electrical system.

         2.3 In a Letter Agreement executed on November 22, 1983, the Parties agreed to establish an intertie connecting the Parties' electrical systems to facilitate exchanges of power. The Parties also agreed to develop and execute a transmission service agreement to provide transmission for Edison's power to its electrical system over IID's existing or upgraded electrical system.

         2.4 In a Letter Agreement executed on December 7, 1982, the Parties agreed to develop certain transmission facilities at 230 kilovolts to provide for the export of alternative resource facilities electrical output from the
Imperial Valley to Edison's electrical system.

         2.5 Edison desires to purchase transmission service for the electrical output from the alternative resource facilities and IID is willing to sell said service to Edison.

         3.  AGREEMENT:  The Parties agree as follows:

         4.  DEFINITIONS:  The following terms, when used herein with initial capitalization, whether in the singular or the plural, shall have the meanings specified:

         4.1.  Agreement:  This "IID-Edison Transmission Service Agreement for
Alternative Resources" between Southern California Edison Company and Imperial
Irrigation District, and all Exhibits, as such Agreement may subsequently be amended.

         4.2  Authorized Representative:  The representative of a Party designated in accordance with Section 12.

         4.3  Blythe Substation:  Western's electrical 161 kilovolt (kV)
substation at Blythe, California where IID's existing 161 kV "F" transmission line terminates.

         4.4 Coachella-Mirage Line: Approximately 20.6 miles of 230 kV transmission line that IID shall cause to be constructed and that shall be owned by IID. Such line is to

be constructed between Coachella Valley Substation and Mirage Substation. The
line is anticipated to be in operation on or before June 1, 1986, or as soon thereafter as practicable.

         4.5  Coachella Valley Substation:  IID's electrical substation located within its Control Area and scheduled to be a terminal point for the Coachella-
Mirage Line.

         4.6 Control Area: All or part of a Party's electrical generation resources, transmission facilities and distribution facilities, or a combination thereof with those of other utilities, agencies or poo1s to which a common automatic generation control scheme is applied.

         4.7 Date of Initial Service: The date when the Plant output is first available for delivery to Edison and as provided to IID pursuant to Section 5.2.
Such date shall be deemed to be May 1, 1986, for the Plants specified in
Exhibits II, III, and IV.

         4.8 Mirage Substation: Edison's electrical 230/115/92 kV substation located approximately eight miles west of the City of Indio and one and one-half miles north of Interstate Highway 10 where the Points of Interconnection are located and where the Coachella-Mirage Line terminates.

         4.9 Normal Transmission Capacity: The maximum electrical power transfer ability, expressed in megawatts (MW), available to IID to transmit IID's electrical power and to provide the transmission service. Such transfer ability, as determined by IID, in its

sole judgment, shall be consistent with prudent operating procedures and with generally-accepted engineering and operating practices in the electrical utility industry.

         4.10 Operating Transmission Capability: The maximum electrical power transfer ability, expressed in megawatts (MW), available to IID at any given time to transmit IID's electrical power and to provide the transmission service.
Such transfer ability shall be as determined by IID in its sole judgment, may vary from time-to-time depending on system conditions, and shall be consistent with prudent operating procedures and generally-accepted engineering and operating practices in the electrical utility industry.

         4.11 Plant(s): The electrical generating alternative resource facilities developed by Edison or Third Parties for which IID shall provide transmission service is specified in Exhibits II, III, IV, V, VI, VII, VIII and in any subsequent Plant Amendment(s).

         4.12 Plant Amendment(s): The agreement(s) reached by the Parties, as amendments to this Agreement, for transmission service to be provided by IID for each Plant added by Edison or for Edison's account subsequent to the execution of this Agreement.

         4.13 Plant Connection Agreement(s): The agreement(s) between IID and
Third Parties or Edison providing for the connection of the Plant(s) to IID's electrical system as specified in Exhibits II, III, IV, V, VI, VII, VIII and in any subsequent Plant Amendment(s).

         4.14 Point of Delivery: The Points of Interconnection, Blythe
Substation or other points as agreed to by the Authorized Representatives as delivery points and as specified in Exhibits II, III, IV, V, VI, VII, VIII and in any subsequent Plant Amendments.

         4.15 Points of Interconnection: The 115/92 kV switchrack at the Mirage
Substation site where Edison's 115 kV facilities are attached to IID's 92 kV facilities or the 230 kV switchrack where Edison's 230 kV facilities shall be attached to the Coachella-Mirage Line.

         4.16 Point of Receipt: The point at which IID receives the electrical output from each Plant for Edison or for Edison's account, as specified in
Exhibits Il, III, IV, V, VI, VII, VIII and in any subsequent Plant Amendments.

         4.17 Third Parties: Developers and/or operators of facilities using alternative resources including biomas, waste, wind, solar, geothermal and water to produce electrical energy. Such developers and/or operators are not signatories to this Agreement.

         4.18  Transmission Service Entitlement:  The amount of transmission service, expressed in megawatts (MW), provided by IID to Edison from a Point of
Receipt to the Point(s) of Delivery.

         4.19  Western:  The United States Department of Energy Western Area
Power Administration.

         5.  TERM:

         5.1 Unless otherwise agreed to by the Parties, this Agreement shall be effective upon execution by the Parties and shall remain in effect until the earlier of December 31, 2015 or the termination date of the last Plant
Connection Agreement.

         5.2 The Transmission Service Entitlement to be provided by IID for each
Plant shall be contingent on a Plant Connection Agreement being in effect.
Transmission service shall commence on the Date of Initial Service of such
Plant(s). If not already specified in Section 4.7, Edison's Authorized
Representative shall provide the Date of Initial Service to IID's Authorized
Representative in a thirty (30) days' written notice in advance of the Date of
Initial Service.

         6.  TRANSMISSION SERVICE:

         6.1 Subject to the terms of this Agreement, IID shall provide to Edison and Edison shall purchase from IID transmission service over IID's transmission system for the Plant(s) herein.

         6.2 The Transmission Service Entitlement for each Plant shall be the amount either specified In Exhibits II, III, IV, V, VI, VII, VIII and in any
subsequent Plant Amendment(s), or the amount provided to IID's Authorized
Representative by Edison's Authorized Representative in a thirty (30)-day advance written notice prior to the Date of Initial Service. Except for the
Plants specified in Exhibits II, III and IV, the Transmission

Service Entitlement to be provided by IID subsequent to the Date of Initial
Service may be adjusted semi-annually until the Plant(s) has/have operated for two years. Such adjustment shall be made by having Edison's Authorized
Representative give IID'S Authorized Representative a ninety (90)-day advance written notice as to the adjustment required. At the end or the two-year operating period for such Plant(s), the Transmission Service Entitlement shall remain as established or as redetermined by the Authorized Representatives and shall subsequently be fixed for the remainder of the terms specified in Exhibits
II, III, IV, V, VI, VII, VIII and in any subsequent Plant Amendment(s). The
Transmission Service Entitlement shall not be changed unless otherwise agreed to by the Authorized Representatives.

         6.3 IID reserves the right to interrupt or curtail the transmission service provided hereunder as follows:

         6.3.1 If the Operating Transmission Capability is reduced to less than normal Transmission Capacity from a Point of Receipt to a Point of Delivery, and when continuity of service within IID's Control Area is not being jeopardized,
IID may curtail the transmission service currently being provided from such
Point of Receipt to such Point of Delivery, to an amount "A" determined by the following formula:

A =  Operating Transmission Capability          x         Transmission Service
     ---------------------------------                          Entitlement
         Normal Transmission Capacity

The transmission service for each Plant shall be curtailed by multiplying the
Transmission Service Entitlement in accordance with Exhibits II, III, IV, V, VI,
VII, VIII and in any subsequent Plant Amendments by the same percentage
(expressed as a decimal) as used in the determination of "A". However, any such curtailment shall occur only after IID has made all reasonable efforts to eliminate the cause of the reduction in Operating Transmission Capability, and
IID shall then employ reasonable efforts to eliminate expeditiously the cause of said reduction.

         6.3.2 If continuity of service within IID's Control Area is being jeopardized, as determined by IID in its sole judgment, IID may interrupt or curtail the transmission service provided hereunder to the extent necessary to avoid or eliminate such jeopardy; provided, (i) that such interruptions or curtailments may be made so that IID may fully utilize all generating resources owned by it or available to it under contract in order to avoid damage to IID's electrical system caused by overloading, (ii) that no such interruption or curtailment may be made by IID in order that IID may acquire all or any portion of Edison's capacity or energy available to Edison under contract without
Edison's prior consent, and (iii) that such interruption or curtailment shall occur only after IID has made all reasonable efforts to avoid or eliminate such jeopardy.

         6.4 If IID's efforts do not avoid or eliminate such jeopardy, the
Parties shall endeavor to develop some other arrangements to avoid or eliminate such jeopardy and minimize the effects of IID's interruption or curtailment to both to Parties' Control Areas.

         6.5 Subject to Section 6.8, and in the event of any curtailments or interruptions made pursuant to Section 6.3.1 or Section 6.3.2, Edison shall, immediately after being orally satisfied by IID, reduce its energy schedules by the amounts requested by IID.

         6.6 The transmission service to be provided by IID and purchased by
Edison for each Plant shall not exceed the Transmission Service Entitlement.

         6.7 Subject to Section 6.3, IID shall, during the periods that IID has agreed to provide the transmission service at the specified Transmission Service
Entitlements, accept hourly scheduled energy deliveries at the Point of Receipt and simultaneously deliver the same amount of energy to Edison or for Edison's account at the Point(s) of Delivery mutually agreed upon by the Parties'
dispatchers and/or schedulers. Unless otherwise agreed to by the Authorized
Representatives, the total sum of Transmission Service Entitlements to the
Points of Delivery specified below shall not exceed 150 MV. However, in no case shall the Transmission Service Entitlement to a specified Point of Delivery exceed the following:

                           Blythe Substation 161 kV:  110 MV
                           Mirage Substation 115/92 kV:  35 MW
                           Mirage Substation 230 kV:  150 MW'

         Edison shall provide IID an executed copy of its transmission service agreement with Western.

         6.8 Hourly scheduled energy deliveries shall be in accordance with the provisions of this Agreement. The hourly schedules shall conform with the practices and procedures developed by the Parties' dispatchers and schedulers and agreed to by the Authorized Representatives. IID shall coordinate the hourly scheduled energy deliveries from the Plant(s) until such time that dynamic scheduling may be arranged and procedures for such may be agreed to by the
Authorized Representatives.

         7.  TRANSMISSION LOSSES:
             -------------------

         7.1 IID shall determine, by transmission power flow analysis, the electrical losses (expressed as a percent amount of hourly scheduled energy deliveries) associated with the electrical output from each Plant. Such analysis may be performed by IID, at its sole expense, and as deemed necessary by changing conditions on IID's electrical system. The initial percent amount, for each Plant, representing the electrical losses as determined herein shall be as specified in Exhibits II, III, IV, V, VI, VII, VIII and in any subsequent Plant
Amendment(s).

         7.2 Unless otherwise agreed to by Edison's and IID's schedulers and dispatchers, IID shall reduce the amount of all hourly scheduled energy deliveries to Edison or for Edison's account by the percent amount of such hourly deliveries for each Plant in accordance with Exhibits II, III, IV, V, VI,
VII, VIII and in any subsequent Plant Amendment(s) plus a transformer loss percent amount if delivered at the Mirage Substation 115/92 kV switchrack.

                                       10

         7.3 It either Party believes that there has been a significant change in IID's electrical system and the electrical losses associated with any Plant should be redetermined, either Party's Authorized Representative may submit a written request ________ the other Party's Authorized Representative that the electrical losses be redetermined. Following such request, a transmission flow analysis may be performed by IID as approved by the Authorized Representatives and paid for by the requesting Party. If the percent amount for electrical losses is redetermined, such percent amount shall become effective as of the first day of the month following the date of such redetermination; provided, that such a redetermination may be no sooner than twelve (12) months after the most recent redetermination. Any redetermination of electrical losses made pursuant to this Section 7 shall be based on conditions in existence at the time of such redetermination.

         7.4 Along with the monthly billing pursuant to Section 9.1, for the transmission service for each Plant, IID shall submit a monthly summary of hourly scheduled energy deliveries and of electrical losses for each Plant.

         8.  CHARGES:

         8.1 For transmission service provided by IID, Edison shall pay IID at an initial rate of $1.14 per kilowatt per month for transmission service over
IID's 92 kV-161 kV- 230 kV transmission system plus the appropriate initial rate specified in Exhibit I.B for transmission service over IID's 34.5 kV subtransmission system as applicable. The total

                                       11

charge for transmission service shall be determined by the sum of the products of such applicable rates times the Transmission Service Entitlements. The initial rate for the 92 kV-161 kV-230 kV transmission system and the initial rate for the 34.5 kV subtransmission system has been determined by IID pursuant to the methodologies specified in Exhibit I.A and Exhibit I.B respectively. Any specific facility charge to the Third Parties or to Edison for connecting the
Plant(s) to the IID transmission system(s) shall be included only in the Plant
Connection Agreement(s) between IID and the Third Parties or Edison.

         8.2 Both the 92 kV-161 kV-230 kV transmission and 34.5 kV
subtransmission system rates shall be reviewed annually and may be revised. Such review and revision, if necessary, shall commence effective January 1, 1986. Any revision of the rates shall be based on the methodologies in Exhibit I.A-2 and
Exhibit I.B.A and on the conditions in existence at the time of the revision.
Edison shall have the right to review any exhibits or work papers prepared by
IID to revise the rates prior to the effective date(s) of the revision.

         8.3 An initial monthly scheduling fee, as specified in Exhibits II,
III, IV, V, VI, VII, VIII and in any subsequent Plant Amendment(s), shall be paid by Edison to IID for those months in which there were scheduled energy deliveries from the Plant(s). The initial scheduling fee has been determined by
IID pursuant to the methodology specified in Exhibit I.C. The scheduling fee shall be reviewed annually and may be revised. Such

                                       12

review and revision, if necessary, shall commence effective January 1, 1986. Any revision of the scheduling fee shall be based on the methodology in Exhibit I.C and on the conditions in existence at the time of the revision. Edison shall have the right to review any exhibits or work papers prepared by IID to revise the scheduling fee prior to the effective date of the revision.

         9.  BILLING AND PAYMENT:
             -------------------

         9.1 IID shall render bills to Edison, beginning in the month of the
Date of Initial Service, on or before the fifteenth (15th) day of each month for the transmission service to be provided during the month. Edison shall pay such bills within twenty (20) days after receipt thereof.

         All payments by Edison shall be sent to:

                  Imperial Irrigation District
                  c/c Manager, Finance & Accounting
                  P.O.  Box 937
                  Imperial, CA 92251

                  All billings by IID shall be sent to:

                  Southern California Edison Company
                  c/o Manager of Cogeneration and Small Power Development
                  P.O. Box 800
                  Rosemead, CA 91770

                                       13

         9.2 Either Party's Authorized Representative may at any time, by advance written notice to the other Party's Authorized Representative, change the address to which payments or billings shall be sent.

         9.3 Bills which are not paid in full by said due date shall thereafter bear an additional charge of one and one-half percent (1 1/2%) per month, or the maximum legal rate of interest, whichever is less, compounded monthly on the unpaid amount prorated by days from the due date until payment is received by
IID.

         9.4. In the event any portion of any bill is disputed, the disputed amount shall be paid when due under protest. If the protested portion of the payment is found to be incorrect by the Authorized Representatives, the disputed amount shall be paid by IID to Edison, including interest at the rate of 1-1/2%
per month, or the maximum legal rate, whichever is less, compounded monthly from the date of payment by Edison to the date the refund check or adjusted bill is received by Edison.

         9.5 For a fractional part of a calendar month at the beginning or end of the period for which the transmission service is provided hereunder, the charge pursuant to Section 8.1 shall be proportionately adjusted by the ratio of days that service is furnished by IID to Edison during such month to the total number of days in such month.

         9.6 The charge for the transmission service pursuant to Section 8.1 shall be proportionately reduced to the extent the duration of interruptions or curtailments of the

                                       14

transmission service which may occur pursuant to Section 6.3.2 exceed a cumulative total of twenty-four (24) hours during any calendar month based on
730 hours per month representing the full transmission service charge. The amount of such prorata reduction in any month shall reflect the duration and amount of such interruptions or curtailments which exceed said cumulative 24 hours. Such prorata reduction shall be reflected as a credit to Edison as soon as possible in a subsequent monthly bill.

         9.7 The charge for the transmission service shall not be reduced if IID can deliver, but Edison cannot receive the hourly scheduled energy deliveries independent of the duration of time this condition exists.

         10.  LIABILITY:

         10.1 Except for any loss, damage, claim, cost, charge or expense resulting from Willful Action, neither Party, its directors or other governing body, officers or employees shall be liable to the other Party for any loss, damage, claim, cost, charge, or expense of any kind or nature incurred by the other Party (including direct, indirect or consequential loss, damage, claim, cost, charge or expense; and whether or not resulting from the negligence of a
Party, its directors or other governing body, officers, employees or any person or entity whose negligence would be imputed to such Party) from engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use or ownership of such Party's electrical system in connection with implementation of this Agreement. Except for any loss, damage, claim, cost, charge or

                                       15

expense resulting from Willful Action, each Party releases the other Party, its directors or other governing body, officers and employees from any such liability.

         10.2 Except for liability resulting from Willful Action of the other
Party, a Party whose electrical customer shall make a claim or bring an action for any death, injury, loss or damage arising out of delivery of, interruptions to or curtailment of electrical service to such customer caused by performance or nonperformance of a Party's obligations hereunder shall indemnify and hold harmless the other Party, its directors or other governing body, officers and employees from and against any liability for such death, injury, loss or damage.
As used in this Agreement, the term "electrical customer" shall mean an electrical consumer, except an electrical utility system to whom power is delivered for resale.

         10.3 For the purpose of this Section 10, Willful Action shall be defined as action taken or not taken by a Party at the direction of its directors or other governing body, officers or employees having management or administrative responsibility affecting its performance under this Agreement, as follows:

         10.3.1 Action which is knowingly or intentionally taken or failed to be taken with conscious indifference to the consequences thereof or with intent that injury or damage would result or would probably result therefrom.

                                       16

         10.3.2 Action which has been determined by final arbitration award or final judgment or judicial decree to be a material default under this Agreement and which occurs or continues beyond the time specified in such arbitration award or judgment or judicial decree for curing such default or, if no time to cure is specified therein, occurs or continues thereafter beyond a reasonable time to cure such default.

         10.3.3 Action which is knowingly or intentionally taken or not taken with the knowledge that such action taken or not taken is a material default under this Agreement.

         10.4 Willful Action does not include any act or failure to act which is merely involuntary, accidental or negligent.

         10.5 The phrase "employees having management or administrative responsibility", as used in Section 10.3, means the employees of a Party who are responsible for one or more of the executive functions of planning, organizing, coordinating, directing, controlling and supervising such Party's performance under this Agreement with responsibility for results.

         11.  AUDITING:

         11.1 IID shall make its books, records, and other supporting information, as requested, available to Edison or to Edison's designated contracted representative(s) with a CPA firm, for the purpose of auditing any charges or accounts to be kept by IID

                                       17

hereunder. All such audits shall be undertaken at reasonable times and in conformance with generally-accepted auditing standards.

         11.2 If as a result of such audits Edison believes its charges or accounts should be adjusted, the findings shall be presented to the Authorized
Representatives. If the Authorized Representatives agree that any audit finding should result in a revision of charges or accounts, such revisions shall be retroactive to the first billing for such charges and accounts and shall be made as soon as practical after determination.

         11.3 The amount of any unresolved dispute shall accrue interest at the rate of one and one-half percent (1 1/2%) per month, or the maximum legal rate, whichever is less, compounded monthly for any amount of money ultimately refunded to Edison.

         12. AUTHORIZED REPRESENTATIVES: Within thirty (30) calendar days after the date of execution of this Agreement, each Party shall designate by written notice to the other Party a representative who is authorized to act on its behalf in the implementation of' this Agreement. Either Party may at any time change the designation of its Authorized Representative by written notice to the other Party.

         13. NO DEDICATION OF FACILITIES: Any undertaking by one Party to the other Party under any provision of this Agreement shall not constitute the dedication of the system or any portion thereof of the Party to the public or to the other Party, and it is

                                       18

understood and agreed that any such undertaking under any provision of this
Agreement by a Party shall cease upon the termination of its obligations hereunder.

         14. NON-WAIVER: None of the provisions of this Agreement shall be considered waived by either Party except when such waiver is given in writing.
The failure of either Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of arty of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

         15.  NO THIRD PARTY RIGHTS:  The Parties do not intend to create rights in or to grant remedies to any hird Party or others as a beneficiary of this
Agreement or of any duty, covenant, obligation or undertaking established hereunder.

         16. UNCONTROLLABLE FORCES: Neither Party shall be considered to be in default in the performance of any of its obligations under this Agreement where a failure of performance shall be due to an uncontrollable force. The term
"uncontrollable force" shall mean any cause beyond the control of the Party affected including, but not restricted to, failure of or threat of failure of facilities which have been maintained in accordance with generally-accepted engineering and operating practices in the electrical utility industry, flood, drought, earthquake, tornado, storm, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strike, labor

                                       19

dispute, labor or material shortage, sabotage, government priorities and restraint by court order or public authority (whether valid or invalid) and action or nonaction by or inability to obtain or keep the necessary authorizations or approvals from any governmental agency or authority, which by exercise of due diligence such Party' could not reasonably have been expected to avoid and which by exercise of due diligence it has been unable to overcome.
Nothing contained herein shall be construed as to require a Party to settle any strike or labor dispute in which it may be involved. Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of an uncontrollable force shall give prompt written notice of such fact to the other
Party and shall exercise due diligence to remove such inability with all reasonable dispatch.

         17.  ASSIGNMENTS:

         17.1 Any assignment by Edison of its interest in this Agreement which is made without the written consent of IID shall not relieve Edison from its primary liability for any of its duties and obligations hereunder, and in the event of any such assignment Edison shall continue to remain primarily liable for payment of any and all money due IID hereunder and for the performance and observance of all other covenants, duties and obligations to be performed and observed hereunder by it to the same extent as though no assignment has been made.

         17.2 Whenever an assignment of Edison's interest in this Agreement is made with the written consent of' IID, Edison's assignee shall expressly assume in writing the duties

                                       20

and obligations hereunder of Edison and, within thirty (30) days after any such assignment and assumption of duties and obligations, Edison shall furnish or cause to be furnished to IID a true and correct copy of such assignment and assumption of duties and obligations.

         18.  GOVERNING LAW:  This Agreement shall be interpreted, governed by and construed under the laws of the State of California or the laws of the
United States, as applicable.

         19. NOTICES: Any notice, demand or request provided for in this
Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made or delivered in person or sent by United States mail, postage prepaid, to the persons specified below unless otherwise provided for in this Agreement:

                                    Imperial Irrigation District
                                    c/a General Manager
                                    P. 0. Box 937
                                    Imperial, California 92551

                                    Southern California Edison Company
                                    c/o Secretary
                                    P.0. Box 800
                                    Rosemead, California 91770

         Either Party may at any time, by notice to the other Party, change the designation or address of the person so specified as the one to receive notices pursuant to this Agreement.

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         20. SIGNATURE CLAUSE: The signatories hereto represent that they have been appropriately authorized to enter into this IID-Edison Transmission Service
Agreement for Alternative Resources on behalf of the Party for whom they sign.
This Agreement is hereby executed as of the 26 day of September, 1985.

                                   IMPERIAL IRRIGATION DISTRICT

                                   By: /s/ Lloyd W. Allen
                                      -----------------------------
                                         Name:   Lloyd W. Allen
                                         President, Pro Tem Board of Directors

                                   SOUTHERN CALIFORNIA EDISON COMPANY

                                   By: /s/ Edward A. Myers, Jr.
                                      -----------------------------
                                         Name:     Edward A. Myers, Jr.
                                                   Vice President

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